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                                                                     EXHIBIT 3.2


                                     FORM OF
                           AMENDED AND RESTATED BYLAWS
                                       OF
                            RADIO SYSTEMS CORPORATION



                                    ARTICLE 1
                                 Identification

         Section 1.01. Name. The name of this Corporation is Radio Systems Corporation The Corporation may conduct operations under such other names as the Board of Directors may designate.

         Section 1.02. Seal. The Corporation shall be authorized, but not required, to use a corporate seal, which, if used, shall be circular in form and contain the name of the Corporation and the words "Corporate Seal, Tennessee." The corporate seal shall be affixed by the Secretary upon such instruments or documents as may be deemed necessary. The presence or absence of such seal on any instrument shall not, however, affect its character or validity or legal effect in any respect.

         Section 1.03. Offices. The address of the principal office of the Corporation shall be 5008 National Drive, Knoxville, Tennessee 37914. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

         Section 1.04. Fiscal Year. The fiscal year of the Corporation shall end on the last Sunday in December, unless otherwise established by the Board of Directors.


                                   ARTICLE 2
                                 Capital Stock

         Section 2.01. Consideration for Shares. Except as otherwise permitted by law, Common Stock of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors. Shares purchased by the Corporation may be reissued by the Corporation for such consideration as may be fixed from time to time by the Board of Directors.

         Section 2.02. Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in other benefit to the Corporation permitted by law, including promissory notes, labor or services already performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration is adequate. In absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict transfer of the shares, and may credit distributions in respect of the shares against their purchase price until the services are performed, the note is paid or the benefits received. Such escrow provisions may provide that if the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

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         Section 2.03. Certificates Representing Shares. The certificates of stock of the Corporation shall bear the name of the Corporation, shall be numbered consecutively and shall be entered in the books of the Corporation as they are issued. The Board of Directors may authorize the issuance of some or all of the shares without certificates. Such authorization shall not effect shares already represented by certificates. Each holder of the capital stock of the Corporation shall be entitled to a certificate setting forth the holder's name and number of shares and signed by the President or a Vice-President and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where any such certificate is signed by a transfer agent, the signature of either or both of such officers may be facsimile, engraved or printed. Each certificate shall have noted thereon any restriction on voting or transferability or any preference or call provision.


                                   ARTICLE 3
                            Meetings of Shareholders

         Section 3.01. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place as shall be determined by the Board of Directors.

         Section 3.02. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation or at such other place and at a time as the Board of Directors may designate, at which annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. Failure to hold the annual meeting shall not affect the validity of any corporate action.

         Section 3.03. Special Meetings. Special meetings of the shareholders shall be held on call of the President of the Corporation, by the Board of Directors or the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting if such holders sign, date and deliver to the Secretary one or more written demand(s) for the meeting. Any written demand for a meeting shall state the purpose(s) of the proposed meeting and only business within such purpose(s) described in the notice may be conducted at such meeting.

         Section 3.04. Notice of Meetings - Waiver. Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally or by mail to each shareholder entitled to vote at such meeting. The waiver must be in writing, must be signed by the shareholder entitled to notice, and must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice unless at the beginning of the meeting (or promptly upon his arrival) the shareholder objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter which is not within the purpose(s) described in the notice unless the shareholder objects when the matter is presented.

         Section 3.05. Record Date. In determining the shareholders entitled to notice of and to vote at any annual or special meeting of shareholders, the Board of Directors shall fix any date no less than ten (10) nor more than seventy (70) days before any such annual or special meeting as a record date and only the shareholders whose names appear on the stock transfer books at the close of business on that date shall be entitled to notice of and to vote at such meeting, notwithstanding the transfer of shares thereafter.

         Section 3.06. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal

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of a number of shareholders so that less than a quorum remains. A meeting may be adjourned despite the absence of a quorum.

         Section 3.07. Proxies and Voting. Unless otherwise provided in the Amended and Restated Charter of the Corporation, each shareholder entitled to notice of and to vote at a meeting of shareholders shall be entitled to one vote for each share of capital stock of the Corporation standing in his name on the transfer books of the Corporation on the record date fixed for such meeting. A shareholder may vote either in person or by proxy executed in writing by the shareholder. A shareholder may appoint a proxy by signing an appointment form and delivering it to the Secretary or other officer of the Corporation who is authorized to tabulate votes. An appointment of a proxy is revocable unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Such an appointment becomes revocable when the interest is extinguished. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 3.08. Shareholder List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders meeting. The shareholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

         Section 3.09. Order of Business. Unless otherwise specified by the Chairman of the Board or the chairman of the meeting, the order of business at the annual meeting, and as far as practicable, at all other meetings of the shareholders, shall be: (a) calling of roll, (b) proof of due notice of meeting, (c) reading and disposal of any unapproved minutes, (d) annual reports of officers and committees, (e) election of directors, (f) unfinished business,
(g) new business and (h) adjournment. The Chairman of the Board shall preside at all meetings of the shareholders and in his absence the President or his delegate.


                                   ARTICLE 4
                             The Board of Directors

         Section 4.01. Number and Qualifications. The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors shall be determined as stated in the Amended and Restated Charter. Directors need not be residents of the State of Tennessee or shareholders of the Corporation.

         Section 4.02. Election. Directors shall be elected as set forth in the Amended and Restated Charter.

         Section 4.03. Place of Meeting. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Tennessee.

         Section 4.04. Annual and Regular Meetings. The Board of Directors shall meet each year for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. Regular meetings shall be held at such time and place as the Board of Directors may determine. No notice of any kind to either old or new members of the Board of Directors for the annual meeting or any regular meeting shall be required.

         Section 4.05. Special Meetings. Special meetings of the Board of Directors may be held upon written or oral notice at any time prior to the day of the meeting, upon the call of a majority of the directors, the Chairman of the Board, the President or the Secretary of the Corporation. Attendance

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in person at a special meeting without objection to the notice shall constitute a waiver of notice of the meeting unless at the beginning of the meeting (or promptly upon his arrival) the director objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of any meeting of the Board of Directors may be waived before or after the date and time stated in the notice if in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

         Section 4.06. Quorum and Voting. A quorum of the Board shall consist of at least a majority of the directors in office.

         Section 4.07. Conduct of Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

         Section 4.08. Chairman of the Board. At its annual meeting, the Board of Directors may elect by vote of a majority of the entire Board a Chairman of the Board who, if elected, shall preside at all meetings of the Board.

         Section 4.09. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee, consisting of two or more directors, and other committees, consisting of two or more persons, who must be directors if such committee has the power to exercise powers of the Board, and may delegate to such committee or committees all such authority of the Board that it deems desirable except the authority to:

         (a) Authorize distributions, except according to a formula or method prescribed by the Board of Directors;

         (b) Approve or propose to the shareholders action required to be approved by shareholders;

         (c) Fill vacancies on the Board of Directors or on any of its committees;

         (d) Amend the Amended and Restated Charter;

         (e) Adopt, amend, or repeal these Bylaws;

         (f) Approve a plan of merger, share exchange or consolidation not requiring shareholder approval;

         (g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

         (h) Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors and, according to applicable law. The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of any such committee. Each committee of the Board shall keep regular minutes of its meetings and report the same to the Board when required.

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                                   ARTICLE 5
                                  The Officers

         Section 5.01. Officers. The officers of the Corporation shall consist of a President and Secretary and, as deemed appropriate by the Board of Directors, a Chairman of the Board, a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Executive Vice-Presidents, Vice-Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall delegate to one (1) of the officers the responsibility of preparing minutes of Board of Directors and shareholders meetings and of authenticating records of the Corporation. Officers need not be Directors or shareholders of the Corporation.

         Section 5.02. Vacancies. Vacancies occurring in any office shall be filled by the Board of Directors at any regular or special meeting.

         Section 5.03. The President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer and shall be responsible for the active, executive management and supervision of the operations of the Corporation. He shall perform such duties as these Bylaws provide or the Board of Directors may prescribe or his capacity as chief executive officer by custom may provide.

         Section 5.04. The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. The Secretary shall be custodian of the records of the Corporation and shall attend to the giving of all notices, attest, when requested, to the authority of the President or other officers, as revealed by the minutes or these Bylaws, to execute legal documents binding the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

         Section 5.05. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition and results of operation of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition and results of operation of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

         Section 5.06. Other Officers. The duties of other officers elected by the Board of Directors shall be such as are customary to their respective offices and as shall be given them by the President.

         Section 5.07. Resignation and Removal. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

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                                   ARTICLE 6
                            Special Corporate Acts;
                  Negotiable Instruments; Deeds and Contracts

         All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, be signed by an officer of this Corporation. The Board of Directors or the President may, however, designate other officers, directors or employees of the Corporation to sign such instruments in the name of the Corporation and may authorize the use of facsimile signatures of any such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted in accordance with instructions approved by the Board of Directors, at any shareholders meeting of the other corporation by the President of the Corporation, if he be present or, in his absence, by such person as he shall, by duly executed proxy, designate to represent the Corporation at such shareholders meeting.


                                   ARTICLE 7
                             Action Without Meeting

         Action required or permitted to be taken at a shareholders meeting or at a Board of Directors meeting may be taken without a meeting. If all directors or shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares or directors that would be necessary to authorize or take such action at a meeting is the act of the shareholders or the Board. The action must be evidenced by one or more written consent(s) describing the action taken, signed by each director or shareholder entitled to vote on the action in one or more counterpart(s), indicating each signing director's or shareholder's vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A signed consent has the effect of a meeting vote and may be described as such in any document.


                                   ARTICLE 8
                                Indemnification

         (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (A) any breach of the duty of loyalty to the Corporation or its shareholders, (B) acts or

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omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (C) unlawful distributions under Section 48-18-304 of the Act.

         (b) The rights to indemnification and advancement of expenses set forth in Article 8(a) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to Article 8(a), are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Article 8(a) above are nonexclusive of other similar rights which may be granted by law, the Amended and Restated Charter, these Bylaws, a resolution of the board of directors or shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

         (c)     Any repeal or modification of the provisions of this Article
8, either directly or by the adoption of an inconsistent provision of these Bylaws, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 8 which occur subsequent to the effective date of such amendment.


                                   ARTICLE 9
                                   Amendments

         These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding voting power of the Corporation at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board; provided, however, that the proposal may not be voted upon by shareholders unless notice of the proposed amendment was given at least ten
(10) days prior to the meeting at which the vote is to be taken. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.

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